                                                                    EXHIBIT 12.1


                Computation of Ratio of Earnings to Fixed Charges
                    (in thousands of dollars, except ratios)
                                   Historical
                               Fiscal Years Ended

                                                                                                                          Pro forma
                                                     01/01/95     12/31/95      12/29/96      12/28/97      12/31/98      12/31/98
                                                     --------     --------      --------      --------      --------      --------
Earnings
   Pretax income from continuing operations        $ 144,794.0   $ 60,635.0   $(261,805.0)  $ 92,670.0   $ (796,348.0)  $(838,781.0)
   Add:  Fixed charges, below                         10,774.3     15,571.7      16,654.7     14,747.7      141,257.7     176,114.7
   Less: Interest Capitalized                           (867.0)    (3,268.0)       (400.0)      (900.0)        (800.0)       (800.0)
                                                   -----------   ----------  ------------   ----------   ------------   -----------
                                                   $ 154,701.3   $ 72,938.7  $ (245,550.3)  $106,517.7   $ (655,890.3)  $(663,466.3)
                                                   ===========   ==========  ============   ==========   ============   ===========

Fixed Charges
   Interest Expense                                $   6,974.0    $ 9,437.0  $   13,588.0   $ 11,381.0    $ 131,091.0   $ 165,948.0
   Capitalized interest                                  867.0      3,268.0         400.0        900.0          800.0         800.0
   1/3 rent expense                                    2,933.3      2,866.7       2,666.7      2,466.7        9,366.7       9,366.7
                                                   -----------   ----------  ------------   ----------   ------------   -----------
                                                   $  10,774.3   $ 15,571.7  $   16,654.7   $ 14,747.7    $ 141,257.7   $ 176,114.7
                                                   ===========   ==========  ============   ==========   ============   ===========

Ratio of earnings to fixed charges                        14.4          4.7             -          7.2            -             -

Amount by which earnings do not
  meet fixed charges                                                         $  262,205.0                 $ 757,148.0   $ 839,581.0

                                  Historical
                                Quarters Ended

                                                                                     Pro forma
                                                         03/31/98       03/31/99      03/31/99
                                                         --------       --------     ---------
Earnings
   Pretax income from continuing operations            $ (45,604.0)   $ (57,508.0)  $ (64,892.0)
   Add:  Fixed charges, below                              6,411.7       44,705.0      46,565.0
   Less:  Interest Capitalized                              (392.0)        (385.0)       (385.0)
                                                       -----------    -----------   -----------
                                                       $ (39,584.3)   $ (13,188.0)  $ (18,712.0)
                                                       ===========    ===========   ===========
Fixed Charges
   Interest Expense                                    $   5,073.0    $  41,906.0   $  43,766.0
   Capitalized interest                                      392.0          385.0         385.0
   1/3 rent expense                                          946.7        2,414.0       2,414.0
                                                       -----------    -----------   -----------
                                                       $   6,411.7    $  44,705.0   $  46,565.0
                                                       ===========    ===========   ===========

Ratio of earnings to fixed charges                             -              -             -

Amount by which earnings do not
  meet fixed charges                                   $  45,996.0    $  57,893.0   $  65,277.0